EXHIBIT 4.2

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Flint Telecom Group, Inc.

Incorporated Under the Laws of the State of Nevada

                                                  200,000 Common Stock
                                                 Purchase Warrants

CERTIFICATE FOR COMMON STOCK
PURCHASE WARRANTS

1.           Warrants.  This Warrant Certificate certifies that Shiel Grover, or registered assigns (the "Holder"), is the registered owner of the above-indicated number of Warrants expiring on December 31, 2012 ("Expiration Date").  One (1) Warrant entitles the Holder to purchase one share of common stock, $.01 par value ("Share"), from Flint Telecom Group, Inc., a Nevada corporation ("Company"), at a purchase price of $0.50 per share ("Exercise Price"), commencing October 1, 2009, and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereonduly completed and executed with payment of the Exercise Price at the offices of the Company, 327 Plaza Real, Suite 319, Boca Raton FL 33432.

2.           Transfer of Warrants. The Warrants represented by this Warrant Certificate shall not be transferable except upon the death of the Holder and then only to the estate of the Holder or pursuant to the Holder's will or the applicable laws of descent and distribution.

3.           Exercise of Warrant. The Warrant may be exercised in whole or in part at any time on or before the Expiration Date upon surrender of the Warrant in conjunction with Form of Election to Purchase and the payment at the Exercise Price stipulated above.  If the Warrant is exercised in part, then the Holder shall be entitled to receive a new Warrant covering the remaining number of Warrant Shares not exercised.

4.           Expiration of Warrants.  No Warrant may be exercised or converted after 5:00 p.m. Eastern Standard Time on the Expiration Date and any Warrant not exercised or converted by such time shall become void, unless the Expiration Date of this Warrant is extended by the Company.

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5.           Reorganization, Consolidation, Merger, or Sale of Assets.  If at any time while the Warrant, or any portion thereof, remains outstanding and unexpired, should there occur a reorganization, merger, or consolidation; or should there occur a sale or transfer of the Company’s assets or properties substantially in entirety as part of a reorganization, merger or consolidation, then lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of the Warrant, or any unexpired exercisable portion thereof, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, consolidation, merger, sale or transfer that the Holder would have been entitled to if the Warrant, or portions thereof, had been exercised immediately prior to the event.  The foregoing shall apply similarly to any successive reorganizations, consolidations, mergers, sales or transfers that may occur while the Warrant, or any portion thereof, remains exercisable.

6.           Reservation of Stock Underlying the Warrant.  At all times until the expiration of the Warrant, the Company will authorize, reserve, and keep available, solely for issuance and delivery upon the exercise of the Warrant, the shares of Common Stock of the Company that shall be receivable upon exercise of the Warrant.

7.           Underlying Stock to be Fully Paid and Non-Assessable.  The Company covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be duly and validly issued, fully paid, non-assessable, and free of any liens, charges, and all taxes with respect to the issue thereof.

8.           No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or other method or venue, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times, in good faith, take all such actions as may be necessary or appropriate in order to protect the rights of the Holder thereunder against impairment.

9.           Assignment.  This Warrant may not be assigned by either party hereto without the prior written consent of the other (except that the Company may without the prior written consent of the Holder assign this Warrantin the event of a merger, acquisition, reorganization or the sale of all or substantially all of its assets to another corporation to the surviving entity of such merger, acquisition, reorganization or sale).

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its CFO.

Dated:   August 18, 2009

Flint Telecom Group, Inc.

By: /s/ Stephen Keaveney
Stephen Keaveney, CFO

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FORM OF ELECTION TO PURCHASE

(To be executed by the Holder if he desires to exercise
Warrants evidenced by the within Warrant Certificate)

To Flint Telecom Group, Inc.:

The undersigned hereby irrevocably elects to exercise ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $____________ and any applicable taxes.

The undersigned requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR
   TAX IDENTIFICATION NUMBER

_______________________________                                                                       ______________________________________
(Please print name and address)

_______________________________                                                                       ______________________________________

_______________________________                                                                       ______________________________________

If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

_______________________________________________________
_______________________________________________________
_______________________________________________________
(Please print name and address)

Dated: ____________________                                                      Signature: _____________________________________

NOTICE:
The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES:  NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

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